UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 10, 2005

                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                        Commission File Number: 001-12079

                I.R.S. Employer Identification Number: 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
          (Address of principal executive offices and telephone number)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 -- ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On November 10, 2005, Calpine Corporation's ("Calpine") indirect, wholly owned subsidiaries Calpine Energy Services, L.P. ("CES"), and Calpine Merchant Services Company, Inc. ("CMSC") entered into a Trading Master Agreement (the "Trading Agreement") with CalBear Energy LP ("CalBear"). Pursuant to the terms of the Trading Agreement, CES has the right to enter into certain power and gas trades (each a "Credit Enhancement Trade") with CalBear as a credit sleeve with certain approved counterparties. The Credit Enhancement Trades are subject to certain limitations on types and quantities of trades (including a $350 million limit on CalBear's gross receivables from third parties in connection with the sleeved trades).

     The Trading Agreement will terminate upon a termination of the Master Transaction Agreement dated September 7, 2005, by and among Calpine, CMSC, CES, CalBear and The Bear Stearns Companies Inc. (the "Master Transaction Agreement") and can be terminated by any party for covenant defaults and other usual and customary defaults, with negotiated cure periods.

     The indemnification obligations of the Master Transaction Agreement apply to breaches of covenants and agreements contained in the Trading Agreement and otherwise apply to the transactions contemplated by the Trading Agreement. In addition, CES and CMSC, jointly and severally, indemnify CalBear and its affiliates against any damages resulting from breach of covenant or agreement, violation of laws, and certain third party claims.


ITEM 8.01 -- OTHER MATTERS

     As previously reported in Calpine's Current Report on Form 8-K dated September 7, 2005, filed with the SEC on September 13, 2005, on September 7, 2005, Calpine and CES entered into the Master Transaction Agreement with Bear Stearns pursuant to which the parties agreed to create a new energy marketing and trading venture. The information set forth in such Form 8-K is incorporated by reference. On October 31, 2005, required regulatory approvals were received and, on November 10, 2005, the parties closed the transactions contemplated by the Master Transaction Agreement. In connection with the closing, CMSC and CalBear became parties to the Master Transaction Agreement. In addition, the Trading Agreement described in Item 1.01 above was executed and additional agreements were executed including an Agency and Services Agreement by and among CMSC and CalBear, pursuant to which CMSC will act as CalBear's exclusive agent for gas and power trading, and an ISDA Master Agreement, Schedule, and applicable annexes between CES and CalBear to effectuate the Credit Enhancement Trades.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: November 17, 2005